Ex10.294

LIMITED GUARANTY AGREEMENT

(Norman H. Leslie)

THIS LIMITED GUARANTY AGREEMENT ("Guaranty") is entered into as of the 4th day of November, 2024 by and between Norman H. Leslie ("Guarantor") and Independent Bank, a Tennessee state banking corporation.

Statement of Guaranty. In consideration of credit being given or to be given, advances made or to be made, or extended or to be extended to LF3 Prattville, LLC, a Delaware limited liability company, and LF3 Prattville TRS, LLC, a Delaware limited liability company (collectively, the "Borrower") by Independent Bank, or its successors, endorsees, transferees, and assigns (all of which are hereinafter collectively referred to as the "Bank"), and subject to the terms and conditions hereof, Guarantor absolutely and unconditionally guarantees to Bank the full and prompt payment when due (whether at scheduled maturity, acceleration, demand or otherwise) of any obligation of that certain promissory note, dated of even date, in the original principal amount of $10,985,000.00 ("Note"), or pursuant to any document, instrument, deed of trust, security agreement, environmental indemnity or other agreement executed in connection therewith (collectively, "Loan Documents"), or pursuant to any extension, modification, or renewal of the Note or the Loan Documents, together with all expenses, including, but not limited to, reasonable attorneys' and experts' fees, amounts paid by Bank to any Franchisor in connection with, but not limited to, the curing of any defaults by Bank on behalf of Borrower as Franchisee or the assumption by Bank of any Franchise Agreement with respect to the Property, incurred by Bank in collecting or endeavoring to collect such indebtedness or any part thereof, in protecting any collateral for such indebtedness, in assuming any obligations of Borrower under any Franchise Agreement, and in enforcing this Guaranty (all of which are hereinafter collectively referred to as the "Indebtedness"). Guarantor acknowledges and agrees that he receives a material benefit from Borrower and the Loan, and that there is sufficient and adequate consideration for the obligations undertaken by Guarantor hereunder.

Limitation of Liability. The liability of Guarantor hereunder is limited to 50% of any principal, interest, collection costs, attorneys' fees or other losses, charges and expenses of whatever nature becoming due or incurred by Bank in connection with the Indebtedness as of the date Bank accepts Guarantor's payment made under this Guaranty.

Obligations of Guarantor. Guarantor agrees that if any of the Indebtedness is not paid by Borrower in accordance with the terms of the Note or Loan Documents, Guarantor will pay Bank upon demand the full amount of the Indebtedness upon which default has occurred, up to the amount specified in the section "Limitation of Liability" above, and such payment will become the primary and direct obligation of Guarantor.

Other Agreements. The liability of Guarantor hereunder is independent of, and in addition to, any other guaranty or agreement by Guarantor or any other party at any time in effect as to all or any part of the Indebtedness, and Guarantor's obligations hereunder may be enforced regardless of any such other guaranty or agreement.

Joint and Several Liability. If more than one Guarantor has executed this Guaranty, or other guaranty agreement, the obligations and liabilities of all Guarantors with respect to the Indebtedness shall be joint and several subject to the limitations of liability of each Guarantor as set forth in the applicable Guaranty agreement. Bank shall be authorized and empowered to institute proceedings in

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law or in equity against each Guarantor, or any one or more of them, without joining Borrower or any other guarantor.

Waiver of Notice. Guarantor waives notice of acceptance of this Guaranty and of the creation, renewal, modification, consolidation or extension of any of the Indebtedness and the acceleration of maturity of any of the Indebtedness. Guarantor also waives presentment, demand, notice of protest, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or endorsement of any of the Indebtedness or of this Guaranty. Notwithstanding the foregoing, the Lender shall make commercially reasonable efforts, in its sole discretion, to notify Guarantor of the above.

Waiver of Indemnity. Guarantor waives any and all claims, rights or remedies, including rights of indemnity, which Guarantor may now or hereafter have against Borrower arising out of this Guaranty, including, without limitation, any and all claims, rights of subrogation, reimbursement or any other actions or suits against Borrower seeking to recover from Borrower payment for any amounts paid by Guarantor under this Guaranty, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law, or otherwise. Notwithstanding the foregoing, the above waiver shall only apply to indemnification of the Guarantor by the Borrower and shall terminate once the Indebtedness is paid to the Lender in full. The above shall not be interpreted as a waiver of any other indemnification rights the Guarantor may have unrelated to the Borrower or the Indebtedness.

Repayment by Bank. In the event Bank is required at any time to refund or repay to any person for any reason any sums collected by Bank on account of the Indebtedness, including, without limitation, sums repaid to a trustee in bankruptcy or otherwise as a result of an avoided preferential transfer or fraudulent conveyance, Guarantor agrees that all such sums will be subject to the terms of this Guaranty and that Bank will be entitled to recover such sums from Guarantor.

Rights of Bank. Without further authorization from or notice to Guarantor, Bank may (i) alter, compromise, accelerate, extend or modify the time or manner of payment of the Indebtedness, (ii) extend, modify or amend the terms and conditions of any instrument evidencing the Indebtedness, or

(iii) grant credit to Borrower from time to time. Bank is expressly authorized to (1) waive any right it may have to require additional collateral; (2) surrender or release collateral held by it; (3) take any actions under the Franchise Agreement, cure any defaults by Borrower thereunder, or any assumption thereof; and (4) substitute any collateral held by it for other collateral of like kind or of any kind. The obligations of Guarantor hereunder and the rights of Bank protected hereby shall not be diminished or in any manner affected by (a) Bank's failure to accelerate the maturity of the Indebtedness upon default by Borrower; (b) Bank's failure to exercise its rights with regard to any collateral; (c) the extension of the maturity of the Indebtedness; (d) the renewal or modification of any instrument evidencing the Indebtedness; (e) Bank's failure to attempt collection of the Indebtedness by legal proceedings or otherwise or by proceedings in any manner against Borrower or the collateral securing the Indebtedness; (t) any determination that any disposition of collateral securing the Indebtedness is commercially unreasonable; (g) any determination that any evidence of the Indebtedness executed by Borrower is not genuine or that any of the Indebtedness is not the legal, valid and binding obligation of Borrower; (h) any defenses which Borrower may have as to any of the Indebtedness, including, without limitation, failure of consideration, breach of warranty, statute of limitations, accord and satisfaction, and usury; or (i) any other act or omission of Bank which changes the scope of

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Guarantor's risk, except such acts or omissions in bad faith. Furthermore, Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file claim against, or exhaust its remedies against Borrower, any other guarantor, or other persons or corporations, their properties or estates, or to resort to or exhaust its remedies against any collateral, security, property, liens or other rights whatsoever. Bank may, at any time, make demand for payment on, or bring suit against, Borrower, Guarantor or any other guarantor, and may compromise with any other guarantor for such sums or on such terms as it may see fit and release any other guarantor from all further liability to Bank hereunder, without thereby impairing Bank's rights in any respect to demand, sue for and collect the balance of the Indebtedness from any other entity liable thereon, including Guarantor.

Credit Investigation. Guarantor agrees that Bank has not made any representation as to Borrower's financial condition or creditworthiness upon which Guarantor has relied in any way and that Guarantor has made and will continue to make an independent investigation and appraisal of Borrower's financial condition and creditworthiness.

Financial Statements. For so long as this Guaranty is in effect, Guarantor will deliver to Bank such financial information and documentation reflecting his financial condition as the Bank may require.

Incorporation by Reference. Guarantor agrees that the terms, conditions, agreements and stipulations in all instruments evidencing or securing the Indebtedness, now or hereafter executed, are or will become part of this Guaranty and are hereby ratified, adopted and confirmed.

Governing Law. This Guaranty will be governed by and construed according to the law of the state of Tennessee. Guarantor consents and submits to the jurisdiction and venue of any judicial court in Shelby County, Tennessee with respect to the enforcement of this Guaranty and agrees that service of process by any judicial officer or by registered or certified mail will establish personal jurisdiction over Guarantor.

Assignment by Bank. This Guaranty is assignable by Bank, and any assignment hereof or any transfer or assignment of any instrument evidencing or securing the Indebtedness will operate to vest in such assignee all rights and powers of Bank under this Guaranty.

Entire Agreement. This Guaranty constitutes the entire agreement between the parties and no amendment hereto will be effective unless it is in writing and signed by all the parties. No course of dealing or oral agreement may be used to supplement, modify or amend the terms of this Guaranty.

Binding Effect. The provisions of this Guaranty will be binding upon Guarantor and Guarantor's successors, heirs, legal representatives and assigns, and will inure to the benefit of Bank, its successors, legal representatives and assigns. This Guaranty will, in no event, be impaired by the death or dissolution of any Guarantor or of Borrower.

Severability. If any provision in this Guaranty is held invalid, such invalidity will not affect the validity or enforceability of the remaining provisions hereof.

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Captions. The captions in this Guaranty are for reference purposes only and are not part of this Guaranty.

[SIGNATURE AND ACKNOWLEDGMENT PAGE FOLLOWS]

EXHIBIT 10.293

IN WITNESS WHEREOF, Guarantor has executed this Guaranty on the day and year first written above.

GUARANTOR:

Norman H. Leslie

/s/ Norman H. Leslie

STATE OF North Dakota

COUNTY OF Cass

PERSONALLY appeared before me, the undersigned authority in and for the county and state aforesaid on this  31stday of  October  , 2024, within my jurisdiction, Norman H. Leslie, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained.

WITNESS my hand and seal, at office, this_31st day ofOctober,2024.

/s/ Jennifer Moum

Notary Public

My Commission expires:April 25, 2026